Exhibit 99.1

INTERNATIONAL PLACE 6400 POPLAR AVENUE MEMPHIS, TN 38197

News Release

International Paper Reports Preliminary First Quarter 2008 Results;

Higher Input Costs Offset Pricing Gains

•	Earnings per share from continuing operations and before special items were $0.41 versus $0.69 in the fourth quarter of 2007 and $0.45 in the 2007 first quarter.

•	First-quarter 2008 net earnings totaled $0.31 per share, compared with net earnings of $0.78 per share in the prior quarter and $0.97 per share in the first quarter of 2007.

•	Net sales for the quarter were $5.7 billion, versus $5.8 billion in the fourth quarter and $5.2 billion in the first quarter of 2007.

MEMPHIS, Tenn.—April 30, 2008 —International Paper (NYSE: IP) today reported preliminary first-quarter 2008 net earnings of $133 million ($0.31 per share) compared with net earnings of $327 million ($0.78 per share) in the 2007 fourth quarter and $434 million ($0.97 per share) in the first quarter of 2007. Amounts in all periods include special items, including a net after-tax gain in the first quarter of 2007 of $264 million ($0.59 per share) from sales and exchanges of businesses.

Diluted Earnings Per Share Summary

	First Quarter 2008	Fourth Quarter 2007	First Quarter 2007
Net Earnings	$0.31	$0.78	$0.97
Discontinued Operations:
Loss on sale or impairment	0.04	0.01	0.06
Loss (gain) from operations	—	0.01	(0.01)

	0.04	0.02	0.05

Earnings from Continuing Operations	0.35	0.80	1.02
Net Special Items Expense (Income)	0.06	(0.11)	(0.57)

Earnings from Continuing Operations and Before Special Items	$0.41	$0.69	$0.45

Earnings from continuing operations and before special items in the first quarter of 2008 were $175 million ($0.41 per share), compared with $294 million ($0.69 per share) in the 2007 fourth quarter and $203 million ($0.45 per share) in the first quarter of 2007.

Quarterly net sales were $5.7 billion, down slightly from $5.8 billion in the fourth quarter and up from $5.2 billion in the first quarter of 2007.

Industry segment operating profits were $332 million for the 2008 first quarter versus $566 million in the 2007 fourth quarter and $403 million in the first quarter of 2007. The quarter-to-quarter decrease reflects higher input costs, lower earnings from land sales and operating performance below expectations early in the quarter. Additionally, the company reported equity earnings, net of taxes, of $17 million from its 50 percent investment in Ilim Holding S.A., a separate reportable industry segment in Russia.

“We continued to realize price improvement in the first quarter,” said Chairman and CEO John Faraci. “However, those gains were more than offset by sharply increasing input costs, as well as the expected quarter-to-quarter decline in earnings from land sales.”

Commenting on the second quarter of 2008, Faraci said, “We are prepared to work through the weakness of the U.S. economy. Our business outside of North America continues to demonstrate healthy growth and solid pricing.”

SEGMENT INFORMATION

During the 2008 first quarter, in order to facilitate performance comparisons with other companies, the company changed its method of allocating corporate overhead expenses to allocate additional expense to its business segments. Accordingly, business segment operating profits for all periods have been restated to reflect this change. First-quarter 2008 segment operating profits and business trends compared with the previous quarter are as follows:

Operating profits for Printing Papers were $185 million, down from fourth-quarter operating profits of $243 million driven largely by higher raw material and energy costs and some unfavorable operating disruptions. Brazil experienced higher energy costs and operating expenses in the first quarter. U.S. sales volume declined slightly while Eastern Europe and Russia continue to show growth. Price realizations improved later in the quarter in North America.

Industrial Packaging operating profits were $97 million, down from $109 million in the prior quarter because of higher raw material and energy costs that were only partially offset by solid mill operations and pricing. Mill maintenance outage costs were higher than in the fourth quarter. The European box market was seasonally slower in the first quarter, but daily shipments were up quarter over quarter in the U.S.

Consumer Packaging operating profits were $9 million (including a $5 million charge relating to the reorganization of Shorewood’s Canadian operations) compared with $15 million in the 2007 fourth quarter, driven by higher input costs as well as Shorewood’s weak demand and costs associated with facility closures. The mills had fewer maintenance outages resulting in lower costs but they were largely offset by several operational issues. U.S. coated paperboard revenues remain strong, especially for cupstock. The foodservice business performed well with steady volume, solid operations and strong pricing.

The company’s distribution business, xpedx, reported operating profits of $16 million, down from $28 million in the prior quarter driven by slower demand in some product segments, higher fuel and freight costs and bad debt expenses. Paper revenues remained steady while packaging and facility supplies experienced a seasonal slowdown.

Forest Products operating profits were $25 million, compared with fourth quarter operating profits of $171 million because of lower earnings from land sales. While land sales are difficult to forecast within a quarter, the company’s objective continues to be to maximize net present value for shareholders.

Equity earnings, net of taxes, in Ilim Holding S.A. totaled $17 million for the quarter. This represents the company’s 50 percent interest in Ilim’s after-tax operating results for the quarter ended Dec. 31, 2007 (Ilim’s results are reported on a one-quarter lag).

Net corporate expenses totaled $21 million for the quarter, down from $56 million in the 2007 fourth quarter and $37 million in the 2007 first quarter, reflecting lower pension expenses. Corporate overhead charges allocated to industry segments declined versus the 2007 fourth quarter because of lower medical and incentive compensation costs, and were about equal to 2007 first-quarter charges.

EFFECTIVE TAX RATE

The effective tax rate from continuing operations and before special items for the first quarter of 2008 was 31.5 percent, compared with 31 percent in the fourth quarter of 2007 and 32 percent in the first quarter of 2007.

EFFECTS OF SPECIAL ITEMS

Special items in the first quarter of 2008 included a $40 million pre-tax charge ($25 million after taxes) for adjustments of legal reserves, a pre-tax charge of $5 million ($3 million after taxes) for costs associated with the reorganization of Shorewood operations in Canada, a $3 million pre-tax gain ($2 million after taxes), for adjustments to previously recorded reserves associated with the company’s transformation plan, and a $1 million credit before and after taxes for adjustments to estimated gains/losses of businesses previously sold. The net after-tax effect of these special items is a loss of $25 million, or $0.06 per share.

Special items in the fourth quarter of 2007 included a pre-tax charge of $9 million ($6 million after taxes) for charges relating to the company’s transformation plan and a state tax adjustment, and a $13 million pre-tax gain ($9 million after taxes) for adjustments to estimated gains/losses of production facilities previously sold. Additionally, a $41 million net income tax benefit was recorded relating to the effective settlement of certain tax audit issues. The net after-tax effect of these special items is a gain of $44 million, or $0.11 per share.

Special items in the first quarter of 2007 included an $18 million pre-tax charge ($11 million after taxes) for charges relating to the company’s transformation plan, a pre-tax gain of $205 million ($164 million after taxes) relating to the assets exchanged for the Luiz Antonio mill in Brazil, a pre-tax gain of $103 million ($96 million after taxes) from the sale of the Arizona Chemical business, and a $6 million pre-tax credit ($4 million after taxes) for adjustments to estimated gains/losses of businesses previously sold. The net after-tax effect of these special items is a gain of $254 million, or $0.57 per share.

DISCONTINUED OPERATIONS

Discontinued operations for the 2008 first quarter included a pre-tax charge of $25 million ($16 million after taxes) related to the final settlement of a Beverage Packaging post-closing sale adjustment and a $1 million after-tax charge for the operating results of certain Wood Products facilities for the quarter.

Discontinued operations for the fourth quarter of 2007 consisted of a pre-tax charge of $9 million ($5 million after taxes) for adjustments relating to sales of businesses previously sold, and a $6 million after-tax charge for the fourth-quarter operating results of certain Wood Products facilities.

Discontinued operations for the 2007 first quarter included a net pre-tax gain of $22 million (a loss of $20 million after taxes) for adjustments relating to sales of businesses previously sold, and a $3 million after-tax charge for the operating results of the Beverage Packaging and Wood Products businesses.

EARNINGS WEBCAST

The company will hold a webcast to review earnings at 9 a.m. Eastern Daylight Time U.S. / 8 a.m. Central Daylight U.S. Time today. All interested parties are invited to listen to the webcast live via the company’s Internet site at http://www.internationalpaper.com by clicking on the Investors tab and going to the Presentations page. A replay of the webcast will also be available on the Web site beginning at noon today. Parties who wish to participate in the webcast via teleconference may dial +1 (706) 679-8242 or, within the U.S. only, (877) 316-2541, and ask to be connected to the International Paper 1Q 2008 Earnings Call. The conference ID number is 41326910. Participants should call in no later than 8:45 a.m. EDT/7:45 a.m. CDT. An audio-only replay will be available for four weeks following the call. To access the replay, dial +1 (706) 645-9291 or, within the U.S. only, (800) 642-1687, and when prompted for the conference ID, enter “41326910.”

International Paper (NYSE:IP) is a global paper and packaging company with manufacturing operations in North America, Europe, Latin America, Russia, Asia and North Africa. Its businesses include uncoated papers and industrial and consumer packaging, complemented by xpedx, the company’s North American distribution company. Headquartered in Memphis, Tenn., the company employs more than 50,000 people in more than 20 countries and serves customers worldwide. 2007 net sales were approximately $22 billion. For more information about International Paper, its products and stewardship efforts, visit internationalpaper.com.

This release contains forward-looking statements. These statements reflect management’s current views and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ relate to: (i) industry conditions, including but not limited to changes in the cost or availability of raw materials and energy, transportation costs, the company’s product mix, demand and pricing for its products; (ii) global economic conditions and political changes, particularly in Latin America, Russia, Europe and Asia, including but not limited to changes in currency exchange rates, credit availability, and the company’s credit ratings issued by recognized credit rating organizations; (iii) natural disasters, such as hurricanes and earthquakes; (iv) the company’s ability to realize anticipated profit improvement from its transformation plan, and (v) unanticipated expenditures related to the cost of compliance with environmental and other governmental regulations and to actual or potential litigation. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These and other factors that could cause or contribute to actual results differing materially from such forward-looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings.

###

Contacts:

Media: Patty Neuhoff, 901-419-4052; Investors: Tom Cleves, 901-419-7566, Ann-Marie Donaldson, 901-419-4967 and Emily Nix, 901-419-4987

International Paper Company

Consolidated Statement of Operations

Preliminary and Unaudited

(In millions, except per share amounts)

	Three Months Ended March 31,				Three Months Ended December 31, 2007
	2008		2007
Net Sales	$5,668		$5,217		$5,841

Costs and Expenses
Cost of products sold	4,261		3,851		4,242
Selling and administrative expenses	472		435		500
Depreciation, amortization and cost of timber harvested	286		262		278
Distribution expenses	285		256		269
Taxes other than payroll and income taxes	44		42		38
Restructuring and other charges	42	(a)	18	(c)	9	(f)
Net gains on sales and impairments of businesses	(1)		(314)	(d)	(13)	(g)
Interest expense, net	81		61		79

Earnings From Continuing Operations Before Income Taxes, Equity Earnings and Minority Interest	198	(a)	606	(c,d)	439	(f,g)
Income tax provision	59		143		94	(h)
Equity earnings, net of taxes	16		—		—
Minority interest expense, net of taxes	5		6		7

Earnings From Continuing Operations	150	(a)	457	(c,d)	338	(f-h)
Discontinued Operations, net of taxes and minority interest	(17)	(b)	(23)	(e)	(11)	(i)

Net Earnings	$133	(a,b)	$434	(c-e)	$327	(f-i)

Basic Earnings Per Common Share
Earnings from continuing operations	$0.36	(a)	$1.03	(c,d)	$0.80	(f-h)
Discontinued operations	(0.04)	(b)	(0.05)	(e)	(0.02)	(i)

Net earnings	$0.32	(a,b)	$0.98	(c-e)	$0.78	(f-i)

Diluted Earnings Per Common Share
Earnings from continuing operations	$0.35	(a)	$1.02	(c,d)	$0.80	(f-h)
Discontinued operations	(0.04)	(b)	(0.05)	(e)	(0.02)	(i)

Net earnings	$0.31	(a,b)	$0.97	(c-e)	$0.78	(f-i)

Average Shares of Common Stock Outstanding—Diluted	423.3		448.4		423.8

Cash Dividends Per Common Share	$0.25		$0.25		$0.25

The accompanying notes are an integral part of these financial statements.

(a)	Includes a $40 million pre-tax charge ($25 million after taxes) for adjustments to legal reserves, a pre-tax charge of $5 million ($3 million after taxes) for costs associated with the reorganization of the Company’s Shorewood operations in Canada, and a pre-tax gain of $3 million ($2 million after taxes) for adjustments to previously recorded reserves associated with the Company’s Transformation Plan.
(b)	Includes a pre-tax charge of $25 million ($16 million after taxes) for the settlement of a post-closing adjustment on the sale of the beverage packaging business and the operating results of certain wood products facilities during the quarter.
(c)	Includes an $18 million pre-tax charge ($11 million after taxes) for severance and other charges associated with the Company’s Transformation Plan.
(d)	Includes a pre-tax gain of $103 million ($96 million after taxes) on the sale of the Arizona Chemical business, a pre-tax gain of $205 million ($164 million after taxes) related to the asset exchange for the Luiz Antonio mill in Brazil, and a $6 million pre-tax credit ($4 million after taxes) for adjustments to the loss on the sale of the coated and supercalendered papers business.
(e)	Includes a pre-tax gain of $21 million ($9 million after taxes) relating to the sale of the wood products business, a pre-tax loss of $15 million ($39 million after taxes) for adjustments to the loss on the sale of the beverage packaging business, a pre-tax gain of $6 million ($4 million after taxes) for adjustments to the loss on the sale of the kraft papers business, a $10 million pre-tax credit ($6 million after taxes) for additional refunds received from the Canadian government of duties paid by the Company’s Weldwood of Canada Limited business, and the operating results of the beverage packaging and wood products businesses.
(f)	Includes a pre-tax charge of $4 million ($3 million after taxes) for asset write-offs at the Pensacola mill, a pre-tax charge of $14 million ($9 million after taxes) for severance and other charges associated with the Company’s Transformation Plan, and a pre-tax gain of $9 million ($6 million after taxes) for an Ohio Commercial Activity Tax adjustment.
(g)	Includes a pre-tax gain of $7 million ($5 million after taxes) for an adjustment to the loss on the sale of box plants in the United Kingdom and Ireland, a pre-tax gain of $5 million ($3 million after taxes) for an adjustment to the loss on the sale of the Marasquel mill, and a net pre-tax gain of $1 million ($1 million after taxes) for other items.
(h)	Includes a $41 million tax benefit relating to the effective settlement of certain income tax audit issues.
(i)	Includes a pre-tax charge of $9 million ($5 million after taxes) for the beverage packaging business and a pre-tax gain of $4 million ($3 million after taxes) for the wood products business for adjustments related to the sale of those businesses, a pre-tax charge of $4 million ($3 million after taxes) for additional taxes associated with the sale of Weldwood of Canada Limited, and the quarterly operating results of the wood products business.

International Paper Company

Reconciliation of Earnings Before

Special Items to Net Earnings

(In millions except for per share amounts)

	Three Months Ended March 31,
	2008	2007	2007
Earnings Before Special Items	$175	$203	$294

Restructuring and other charges	(26)	(11)	(6)
Net gains on sales and impairments of businesses	1	264	9
Interest Income	—	1	—
Income tax adjustments	—	—	41

Earnings Per Common Share from Continuing Operations	150	457	338
Discontinued operations	(17)	(23)	(11)

Net Earnings as Reported	$133	$434	$327

	Three Months Ended March 31,
Diluted Earnings per Common Share	2008	2007	2007
Earnings Per Share Before Special Items	$0.41	$0.45	$0.69

Restructuring and other charges	(0.06)	(0.02)	(0.03)
Net gains on sales and impairments of businesses	—	0.59	0.02
Income tax adjustments	—	—	0.12

Earnings Per Common Share from Continuing Operations	0.35	1.02	0.80
Discontinued operations	(0.04)	(0.05)	(0.02)

Diluted Earnings per Common Share	$0.31	$0.97	$0.78

Notes:

(1) The Company calculates Earnings Before Special Items by excluding the after-tax effect of items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information along with net earnings provides for a more complete analysis of the results of operations by quarter. Net earnings is the most directly comparable GAAP measure.

(2) Diluted earnings per common share reflect the inclusion of contingently convertible securities in the computation.

International Paper

Sales and Earnings by Industry Segment

Preliminary and Unaudited

(In Millions)

Sales by Industry Segment

	Three Months Ended March 31,		Three Months Ended December 31, 2007
	2008	2007
Printing Papers	$1,715	$1,540	$1,720
Industrial Packaging	1,445	1,235	1,390
Consumer Packaging	770	715	780
Distribution	1,985	1,675	2,045
Forest Products	25	85	190
Other Businesses (4)	—	135	—
Corporate and Inter-segment Sales	(272)	(168)	(284)

Net Sales	$5,668	$5,217	$5,841

Operating Profit by Industry Segment
	Three Months Ended March 31,		Three Months Ended December 31, 2007 (2)
	2008	2007(2)
Printing Papers	$185	$167	$243
Industrial Packaging	97	73	109
Consumer Packaging	9 (3)	40	15
Distribution	16	20	28
Forest Products	25	97	171
Other Businesses (4)	—	6	—

Operating Profit (1)	332	403	566

Interest expense, net	(81)	(61)	(79)
Minority interest / equity earnings adjustment (5)	4	5	4
Corporate items, net	(21)	(37)	(56)
Restructuring and other charges	(37)	(18)	(9)
Net gains on sales and impairments of businesses	1	314	13

Earnings From Continuing Operations Before Income Taxes, Equity Earnings and Minority Interest	$198	$606	$439

Equity Earnings in Ilim Holding S.A., Net of Taxes (1)	$17	$—	$—

(1)	In addition to the operating profits shown above, International Paper recorded $17 million of equity earnings, net of taxes, for the three months ended March 31, 2008, related to its equity investment in Ilim Holding S.A., a separate reportable industry segment.
(2)	Prior-year information has been revised to reflect a change in the allocation of corporate overhead to the Company’s industry segments.
(3)	Includes a charge of $5 million related to the reorganization of the Company’s Shorewood operations in Canada.
(4)	Includes Arizona Chemical and certain smaller businesses.
(5)	Operating profits for industry segments include each segment’s percentage share of the profits of subsidiaries included in that segment that are less than wholly owned. The pre-tax minority interest/equity earnings for these subsidiaries are included here to present consolidated earnings before income taxes, equity earnings and minority interest.

International Paper Company

Sales Volume by Product (1) (2)

Preliminary and Unaudited

International Paper Consolidated

	Three Months Ended March 31,		Three Months Ended December 31, 2007
	2008	2007
Printing Papers (In thousands of short tons)
U.S. Uncoated Papers	910	982	917
European & Russian Uncoated Papers	373	376	367
Brazilian Uncoated Papers	210	144	227
Asian Uncoated Papers	8	5	6

Uncoated Papers	1,501	1,507	1,517
Market Pulp (3)	354	335	382

Packaging (In thousands of short tons)
Container of the Americas	882	882	895
European Container (Boxes)	295	307	294
Other Industrial and Consumer Packaging	179	131	187

Industrial and Consumer Packaging	1,356	1,320	1,376
Containerboard	506	392	461
Coated Paperboard	606	591	609
Saturated and Bleached Kraft Papers	65	53	63

(1)	Sales volumes include third party and inter-segment sales and exclude sales of equity investees.
(2)	Sales volumes for divested businesses are included through the date of sale, except for discontinued operations.
(3)	Includes internal sales to mills.

International Paper Company

Consolidated Balance Sheet

Preliminary and Unaudited

(In Millions)

	March 31, 2008	December 31, 2007
Assets
Current Assets
Cash and Temporary Investments	$880	$905
Accounts and Notes Receivable, Net	3,206	3,152
Inventories	2,147	2,071
Assets of Businesses Held for Sale	—	24
Deferred Income Tax Assets	206	213
Other	273	370

Total Current Assets	6,712	6,735

Plants, Properties and Equipment, Net	10,290	10,141
Forestlands	778	770
Investments	1,317	1,276
Goodwill	3,658	3,650
Deferred Charges and Other Assets	1,600	1,587

Total Assets	$24,355	$24,159

Liabilities and Common Shareholders’ Equity

Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$727	$267
Liabilities of Businesses Held for Sale	—	4
Accounts Payable and Accrued Liabilities	3,418	3,571

Total Current Liabilities	4,145	3,842

Long-Term Debt	6,037	6,353
Deferred Income Taxes	3,117	2,919
Other Liabilities	1,823	2,145
Minority Interest	234	228

Common Shareholders’ Equity
Invested Capital	4,603	4,297
Retained Earnings	4,396	4,375

Total Common Shareholders’ Equity	8,999	8,672

Total Liabilities and Common Shareholders’ Equity	$24,355	$24,159

International Paper Company

Consolidated Statement of Cash Flows

Preliminary and Unaudited

(In Millions)

	Three Months Ended March 31,
	2008	2007
Operating Activities
Net earnings	$133	$434
Discontinued operations, net of taxes and minority interest	17	23

Earnings from continuing operations	150	457
Depreciation, amortization and cost of timber harvested	286	262
Deferred income tax (benefit) expense, net	(130)	74
Restructuring and other charges	42	18
Payments related to restructuring and legal reserves	(22)	(22)
Net gains on sales and impairments of businesses	(1)	(314)
Equity earnings, net	(16)	—
Periodic pension expense, net	28	52
Other, net	34	51
Changes in current assets and liabilities
Accounts and notes receivable	5	(81)
Inventories	(32)	(129)
Accounts payable and accrued liabilities	(75)	(61)
Other	118	(11)

Cash provided by operations—continuing operations	387	296
Cash used for operations—discontinued operations	—	(44)

Cash Provided by Operations	387	252

Investment Activities
Invested in capital projects	(215)	(178)
Proceeds from divestitures	14	1,633
Other	(140)	(118)

Cash (used for) provided by investment activities—continuing operations	(341)	1,337
Cash used for investment activities—discontinued operations	—	(11)

Cash (Used for) Provided by Investment Activities	(341)	1,326

Financing Activities
Repurchases of common stock	—	(398)
Issuance of common stock	1	30
Issuance of debt	83	—
Reduction of debt	(26)	(362)
Change in book overdrafts	(39)	20
Dividends paid	(112)	(114)
Other	—	(3)

Cash Used for Financing Activities	(93)	(827)

Effect of Exchange Rate Changes on Cash	22	15

Change in Cash and Temporary Investments	(25)	766
Cash and Temporary Investments
Beginning of the period	905	1,624

End of the period	$880	$2,390